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                                                                    EXHIBIT 99.5

                               IRREVOCABLE PROXY

As of this 16th day of January 1998, the undersigned has sold to Prometheus Assisted Living LLC ("Prometheus") that number of shares of common stock of ARV Assisted Living, Inc., a California corporation, set forth below (the "Common Stock"). In respect of such shares of Common Stock, the undersigned hereby grants to Robert P. Freeman and Murry N. Gunty, both of whom are currently employees of an affiliate of Prometheus (the "Proxies"), an irrevocable proxy pursuant to the provisions of Section 705(e) of the California General Corporation Law to vote, or to execute and deliver written consents or otherwise take action with respect to, the Common Stock as fully, to the same extent and with the same effect as, the undersigned might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a California corporation and such right to vote, or to execute and deliver written consents or otherwise take action with respect to such Common Stock shall include any such actions taken in respect of any events or record dates arising at any time prior to the date hereof. The undersigned hereby affirms that this proxy is irrevocable and is coupled with an interest. This proxy shall remain in effect as long as the Common Stock is held by Prometheus or any of its nominees. In exercising their powers hereunder, the Proxies shall have full and unreviewable discretion.

Number of
shares owned:

593,029                   DAVIDSON FAMILY PARTNERSHIP

                            by /s/ Gary L. Davidson
                            -----------------------
                                Name:   Gary L. Davidson
                                Title:  General Partner

333,102                 GARY L. DAVIDSON FUNDED
                        REVOCABLE TRUST

                            by /s/ Gary L. Davidson
                            -----------------------
                                Name:   Gary L. Davidson
                                Title:  Trustee